Exhibit 99.23P(3)

                    BANC OF AMERICA CAPITAL MANAGEMENT, INC.


                                 CODE OF ETHICS


                             Effective April 3, 2000




This Code of Ethics describes Banc of America Capital Management, Inc.'s rules about your personal investments.

You also must read Bank of America's Code of Ethics and General Policy on Insider Trading. That Code includes all of Bank of America's general corporate policies, including its policies on insider trading. It is available on the intranet links portion of Bank of America's Insite homepage. You also may call the Compliance Department at (704) 388-5566 for a copy.

Remember: You must comply with both this Code and the General Policy on Insider Trading.

The Compliance Department would be happy to help you understand this Code. Please call (704) 388-5157 with any questions.

I.   INTRODUCTION
     ------------
     A.   DEFINITIONS
          ------------

This Code of Ethics uses defined terms, such as BACAP and Access Person. These defined terms are underlined in this Code and defined in Section III.

     B.   WHY THIS CODE APPLIES TO YOU
          -----------------------------

This Code applies to you because you owe special duties to shareholders of Nations Funds that are BACAP clients, BACAP's managed accounts and other BACAP clients. You should have received a letter telling you whether you are an Access Person or an Investment Person. Investment Persons have more restrictions on their personal investments than Access Persons.

     C.   FORMS
          -----

This Code refers to forms that you must fill out. Copies are attached. You also can get copies from the Compliance Officer at (704) 388-5566.

      D.  SUMMARY
          --------

This Code generally requires you to:

      o place the interests of BACAP clients first when making personal investments;

      o   periodically report your trading and investments;

      o arrange to have confirmations and account statements from your securities accounts forwarded to Corporate Compliance;

      o avoid acquiring or (in certain cases) receive approval to acquire Beneficial Ownership in closed-end funds advised by Bank of America, Private Placements and Initial Public Offerings;

      o   receive approval to act as a director or officer of a public company;

      o   avoid profiting from short-term trades;

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      o   preclear personal trades depending on your functions and duties and in certain cases the size of the trade; and

      o avoid trading in a Covered Security too close to when a Nations Fund, BACAP managed account or other BACAP client trades in the same security.



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

II.      RULES AND POLICIES OF CONDUCT
         ---------------------------------
     A.   STATEMENT OF PRINCIPLES
             ------------------------

     1.   Your Duties
          -----------

You must observe the highest professional and ethical standards. This means that you must:

      o place the interests of shareholders of the Nations Funds that are BACAP clients, BACAP managed accounts and other BACAP clients first when making your personal investments; and

      o invest so that there is no actual or potential conflict between your interests and those of shareholders of the Nations Funds that are BACAP clients, BACAP managed accounts and other BACAP clients.

You have a position of trust and responsibility. You will have violated this Code if you take inappropriate advantage of this position.

      2.  Your Investments
          -----------------

Bank of America encourages you to achieve your personal investment goals by investing in mutual funds. You may, however, trade directly in securities as long as you follow the restrictions of this Code and Bank of America's Code of Ethics and General Policy on Insider Trading.

      B.  SPECIFIC REQUIREMENTS
          ----------------------

      1.  Reporting Requirements
          ------------------------

Forms: You must complete, sign and submit to Corporate Compliance:
-----

      o an Initial/Annual Employee Certification no later than 10 days after the commencement of your employment and 15 days after the end of each calendar year and

      o a Quarterly Employee Certification no later than 10 days after the end of each calendar quarter.

Copies of these forms are attached as Form 1 and Form 2.

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Account Statements: You must direct any broker, dealer or bank at which you maintain a securities account to forward copies of all confirmations and account statements to Corporate Compliance at:

                                  NC1-002-30-24
                             101 South Tryon Street
                                   30th Floor
                               Charlotte, NC 28255

        2.    Investment Restrictions
              -----------------------
You must not:

      o acquire Beneficial Ownership of securities in a Private Placement, without first receiving written approval from the Compliance Officer;

      o acquire Beneficial Ownership of securities in an Initial Public Offering without first receiving written approval from the Compliance Officer; and

      o acquire Beneficial Ownership of securities of any closed-end fund advised by Bank of America.

          3.   Directorships and Officerships
               ---------------------------------

You may not serve as a director or officer of any publicly held company other than Bank of America without first receiving written approval from the Compliance Officer.

         4.    Code of Ethics and General Policy on Insider Trading
               ----------------------------------------------------

You must comply with Bank of America's Code of Ethics and General Policy on Insider Trading. Currently, you can find this document under Code of Ethics on the intranet links portion of Bank of America's Insite homepage. You also can contact the Compliance Officer for a copy.

         5.    Short-Term Trading Profits
               ---------------------------

You may not profit on the purchase or sale, or sale and purchase, of the same (or equivalent) Covered Security within 30 calendar

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days. This restriction applies whether or not a Nations Fund, BACAP managed account or other BACAP client holds the security.

         6.    Preclearance of Securities Transactions
               ----------------------------------------

General Rule: You must preclear any personal transaction in any Covered Security. This means that before you trade any Covered Security, you must both complete, sign and submit a Preclearance Form (see the attached Form 3) as indicated in the form and receive approval of the transaction.

Please note that preclearance of a trade does not ensure that the trade complies with all provisions of this Code. For example, if you trade in advance of a BACAP client's trade in a manner that violates the blackout restrictions described below, you will be deemed to have violated the Code even if you precleared the trade.

If you are precleared, you must execute the trade during the day you receive the preclearance.

Exceptions:
----------

         i. You do not need to preclear automatic investments and reinvestments in dividend investment plans. This exception does not extend to optional investments and sales of securities held in dividend reinvestment plans.

         ii. Except as provided below, if you are an Access Person or an Investment Person, you may engage in a personal transaction or series of transactions in a Covered Security during any day without preclearing if the transaction or series of transactions is both for less than $10,000 worth of shares and for less than 1,000 shares. You may not rely on this exception if (a) you are an Investment Person trading in a Covered Security that a portfolio of a BACAP client (other than a portfolio whose investment strategy is to attempt to replicate the return of an investment index) has traded in the past seven days or will trade over the next seven days and (b) you manage or your investment team helps to manage that portfolio.

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         iii.  You do not need to preclear any transaction in Bank of America's common stock or in options to purchase Bank of America's common stock.

         7.    Blackout Period
               ------------------

General Requirement: You may not trade in a Covered Security on any day a Nations Fund that is a BACAP client, BACAP managed account or other BACAP client, other than a client whose principal investment strategy is to seek to replicate the performance of an investment index, has a pending buy or sell order in the same Covered Security.

Additional Requirement For Investment Persons: As an Investment Person , you also may not execute any personal transaction in a Covered Security within seven calendar days before or after a portfolio you manage or your team helps to manage on behalf of BACAP, other than a portfolio whose principal investment strategy is to attempt to replicate the return of an investment index, executes a transaction in the same Covered Security.

Exceptions to Blackout Period Requirements:
-------------------------------------------

         i. Automatic investments and reinvestments in dividend investment plans are not subject to the blackout period. This exception does not extend to optional investments and sales of securities held in dividend reinvestment plans.

         ii. Except as provided below, you may engage in a personal transaction or series of transactions in a Covered Security during any day without complying with the general blackout period requirement if the transaction or series of transactions is both for less than $10,000 worth of shares and for less than 1,000 shares. You may not rely on this exception if you are an Investment Person and the additional blackout period requirement for Investment Persons would prohibit the transaction.

         iii. Transactions in Bank of America's common stock, or in options to purchase Bank of America's common stock, are not subject to the blackout period.

         8.    What is Beneficial Ownership?
               -----------------------------

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The restrictions on your personal securities transactions, including the restrictions on investing in Private Placements and Initial Public Offerings, apply to any security in which you have or would acquire Beneficial Ownership. Generally, you have Beneficial Ownership of any security in which you have a direct or indirect "pecuniary interest." In addition to any security that you own directly (either individually or jointly), you will be deemed to have a pecuniary interest in, and thus Beneficial Ownership of, any security held in an account over which you exercise investment control, as well as any security held in the name of your spouse, your domestic partner, your children that are minors and your adult children that live in your home.

If you have any questions about whether you have or would have Beneficial Ownership of securities, ask the Compliance Officer.

Note: The Compliance Officer may exempt securities in which you have Beneficial Ownership from the restrictions of this Code if he or she determines that you hold the securities in an account over which neither you nor any other Access Person has direct or indirect influence or control.


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

         C.   VIOLATIONS
              -----------

If you violate this Code, among other punishments, you may be censured or your employment suspended or terminated. You also may be required to divest to a charity the profits you made on any transactions that violate this Code.

You have violated this Code if you:

      o     take inappropriate advantage of your position;

      o     fail to comply with the Code's specific requirements; or

      o take actions that the Code does not specifically prohibit but have the effect of accomplishing a prohibited transaction.

For example, you may not:

      o     engage in a futures strategy;

      o     purchase or sell options; or

      o     purchase or sell convertible or exchangeable securities

in a transaction that has the economic effect of accomplishing a transaction prohibited by this Code.


      D.    EXEMPTIONS
            ----------

Upon written request, the Compliance Officer may choose to exempt any personal securities transaction or other action from the restrictions of this Code, subject to such approval or ratification procedures as management of BACAP may require.


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

III.     DEFINITIONS


---------------------------- --------------------------------------------------------------------------------
Term                         Meaning
---------------------------- --------------------------------------------------------------------------------
Access Person                Any person BACAP deems to be an Access
--------------               Person. BACAP will deem persons who meet the
                             definition of "Access Person" for purposes of Rule
                             17j-1 under the Investment Company Act of 1940 or
                             "Advisory Representative" for purposes of Rule
                             204-2 under the Investment Advisers Act of 1940 to
                             be Access Persons for purposes of this Code.
---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
BACAP                        Banc of America Capital Management, Inc.
-----
---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Bank of America              Bank of America Corporation or any subsidiary of
---------------              Bank of America Corporation

---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Beneficial                   Generally, a person has Beneficial
----------                   Ownership of securities if he or she has a direct
Ownership                    or indirect pecuniary interest in those securities.
----------                   Specifically, Beneficial Ownership has the same
                             meaning as set forth in Section 16 of and Rule
                             16a-1(a)(2) under the Securities Exchange Act of
                             1934.
---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Compliance                   The person designated by BACAP's Compliance
----------                   Department as responsible for overseeing compliance
Officer                      with this Code.
-------
---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Covered                      A security for purposes of the Investment
-------                      Company Act of 1940, except for any of the
security                     following:
--------
                             o    Shares of Mutual Funds;

                             o Bank certificates of deposit, commercial paper, bankers' acceptances and high quality, short-term debt instruments, including repurchase agreements; and

                             o    Direct U.S. government obligations and
                                  obligations of U.S. government agencies.

                             Covered Securities therefore include stocks, bonds,
---------------------------- --------------------------------------------------------------------------------

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

III.     DEFINITIONS


---------------------------- --------------------------------------------------------------------------------
Term                         Meaning
---------------------------- --------------------------------------------------------------------------------
                             debentures, notes, options on securities, warrants
                             and rights, among other instruments.
---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Initial Public               Generally, a company's first offer of shares to the
---------------              public. Specifically, an offering of securities
Offering                     registered under the Securities Act of 1933, the
-------                      issuer of which, immediately before the registration,
                             was not subject to the reporting requirements of
                             Sections 13 or 15(d) of the Securities Exchange Act of 1934.
---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Investment                   Any associate BACAP deems to be an Investment Person. Generally, BACAP will
----------                   deem any associate that has the power, or is a member of a team that has the
Person                       power, to authorize a change in the composition of a portfolio managed by
-------                      BACAP to be an Investment Person.  BACAP also will deem any associate that trades securities on behalf of BACAP to be an Investment Person.  For purposes of this Code, traders will be deemed to "manage" the portfolios of
                             BACAP clients that use the trader's trading desk to trade securities.

---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Mutual Fund                  An open-end investment company registered
-----------                  under the Investment Company Act of 1940.
---------------------------- --------------------------------------------------------------------------------

---------------------------- --------------------------------------------------------------------------------
Private                      Generally, an offering of securities that is not
-------                      offered to the public. Specifically, an offering that
Placement                    is exempt from registration under the Securities Act
---------                    of 1933 pursuant to Sections 4(2) or 4(6) or pursuant
                             to Rules 504, 505 or 506 under the Securities Act of 1933.
---------------------------- --------------------------------------------------------------------------------
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